UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 26, 2015, TPG Specialty Lending, Inc. issued the following press release:

TPG Specialty Lending, Inc. Sets the Record Straight on TICC Capital Corp.’s Efforts to Mislead Investors in Letter to Stockholders

A Federal Judge Declared that TICC has Misled Stockholders and Failed to Disclose Pertinent Information Relating to the BSP Transaction

TSLX Reminds TICC Stockholders that Their Votes Still Count and Calls on Them to Vote Today—Voting GOLD Will Allow Stockholders to Potentially Realize the Value of the TSLX Offer

NEW YORK—(BUSINESS WIRE)—TPG Specialty Lending, Inc. (NYSE:TSLX), a specialty finance company focused on lending to middle-market companies, today sent a letter to all stockholders of TICC Capital Corp. (Nasdaq:TICC) commenting on the ordered postponement of the upcoming TICC special meeting of stockholders originally scheduled for October 27, 2015.

A copy of the letter follows:

Dear Fellow TICC Stockholders:

We’re writing to provide an important update and the simple facts regarding the future of your investment in TICC Capital Corp. (“TICC”) and the sale of TICC’s adviser to Benefit Street Partners, L.L.C., a Providence Equity Partners affiliate (“BSP”) (the “BSP Transaction”).

A FEDERAL JUDGE HAS DECLARED THAT TICC LIKELY VIOLATED THE LAW AND MISLED STOCKHOLDERS

On Friday, October 23, TICC was ordered by the United States District Court for the District of Connecticut to postpone the special meeting of stockholders (the “Special Meeting”) and to revise its proxy statement disclosure to remediate several important deficiencies. In particular, Judge Charles S. Haight, Jr. found that the failure by TICC to disclose the payments to be paid to TICC management in the BSP Transaction “is materially false or misleading and is thereby in violation” of the federal securities laws. The Court ordered TICC to state expressly that the additional disclosure was ordered by the Court – thereby acknowledging to you that they attempted to deceive you, but were caught with their hand in the proverbial cookie jar.

The chorus of independent voices expressing concern over the BSP Transaction is overwhelming. All three independent proxy advisors that independently help stockholders decide how to vote, five of six leading independent analysts that cover TICC, numerous TICC stockholders and now, a federal judge have clearly expressed significant concerns related to the BSP Transaction.

You can still vote right now to make your voice heard. The postponement of the meeting DOES NOT impact your ability to vote at the Special Meeting. It is time to end TICC’s failed leadership. We urge you to vote AGAINST the BSP Transaction to send a message to TICC that it MUST meaningfully engage with TPG Specialty Lending, Inc. (“TSLX”) to realize the value of our offer for stockholders. Vote right away to send a clear message to TICC to engage with TSLX.

TICC AND ITS SPECIAL COMMITTEE CONTINUE TO BLATANTLY MISLEAD YOU as they have been doing for weeks. In the wake of Friday’s ruling, TICC issued a press release announcing that the Court ruled in their favor. Make no mistake: this ruling is a stinging critique of TICC AND ITS SPECIAL COMMITTEE’s behavior and a direct order that they correct serious and blatant attempts to mislead stockholders on critical facts. Tell TICC that now is the time for change.

We now present to stockholders straightforward, undeniable facts about TICC’s actions based on the Court’s ruling, which we encourage stockholders to read in full at https://ecf.ctd.uscourts.gov/cgi-bin/show_public_doc?2015cv1465-59.

ITEM ONE – TICC HAS FAILED TO PROPERLY DISCLOSE HOW MUCH TICC BOARD MEMBERS STAND TO PERSONALLY GAIN FROM THE BSP TRANSACTION

Certain members of the TICC board, including its chairman, Charles Royce, stand to personally share in the estimated millions of dollars being paid to the external adviser by BSP. Furthermore, an independent analyst recently noted that one member of TICC’s Special Committee, the group of directors who are supposed to be independent of the BSP Transaction, is paid $279,000 per year by businesses related to Mr. Royce.1

WHAT A FEDERAL JUDGE SAID ABOUT TICC’S DISCLOSURE ON THIS ISSUE: TICC’s use of “[v]ague descriptors such as a ‘significant conflict’ and ‘substantial payments’ do not present the true nature of Cohen, Royce, and Rosenthal’s multi-million dollar interests in the approval of a deal being presented to shareholders as in their best interest.” (underline added) The Court also stated, “It can fairly be inferred that TICC envisioned that its interested directors’ and officers’ disclosed conflicts would be viewed categorically different by the shareholders if it were forced to quantify, with some precision, the magnitude of that conflict.”

ITEM TWO – TICC HAS FAILED TO PROPERLY DISCLOSE THAT TICC DID NOT HAVE OUTSIDE EXPERTS REVIEW COMPETING OFFERS

We have long argued that TICC has run a deeply flawed process and has failed to meaningfully consider all proposals on the table to benefit stockholders. TSLX privately approached TICC in the hope of beginning negotiations and reaching an agreement but our outreach was not met with any meaningful engagement. In its public statements, TICC has claimed that they engaged with certain well-respected financial and legal advisors to fully evaluate our proposal and other offers on behalf of stockholders.

WHAT A FEDERAL JUDGE SAID ABOUT TICC’S DISCLOSURE ON THIS ISSUE: TICC’s public statements on this issue “can reasonably be regarded as an effort to mislead stockholders” and “ring hollow.” He agreed with NexPoint’s characterization that TICC has “written this in a way to be affirmatively misleading to suggest to the shareholders that they have these well-known firms, well known in the M&A space, advising them [when i]n fact, at the crucial time here, those firms were not on the scene.”

ONE FACT HASN’T CHANGED – TICC’S PERFORMANCE HAS FAILED STOCKHOLDERS

Once again we remind TICC stockholders of these fundamental and undeniable facts about TICC and our offer:

1. In the hands of the TICC manager and TICC’s current board of directors, your investment has underperformed EVERY SIGNIFICANT MEASURE – one- and three-year stock price performance, net asset value and performance compared to the BDC Composite2 – over the past 12 years.

a. Remember, over the past three years an investment in TSLX has delivered 51.6% total returns. Your investment in TICC has realized NEGATIVE 13.9% total return.

2. For this complete lack of performance, you have already paid $127 million in fees to TICC’s manager over the past 12 years.

3. Now TICC’s board of directors proposes to award this manager millions of dollars more. Why should it be PAID millions to be replaced when it can be replaced at NO COST? TICC has not even disclosed specific details of how the external manager will be paid, leaving stockholders to only wonder what the total value could be.

These simple facts are more than enough in our view for TICC stockholders to demand a change and the opportunity to participate in the value potential of the TSLX platform. That a federal judge has determined TICC likely misled stockholders and violated the law in its effort to have stockholders approve this inferior transaction only adds to the urgency of ending TICC’s leadership. Make your voice heard by voting today.

Under TSLX’s proposal, TICC stockholders would receive an upfront premium to the value of their shares and the opportunity to participate in the value creation of a market-leading platform. TSLX welcomes the Court’s ruling and the required updates and corrections to TICC’s materials. We stand by our offer and are ready to deliver value to TICC stockholders.

IF YOU VOTED ON THE NEXPOINT BLUE CARD, VOTE ON THE GOLD PROXY CARD NOW

The Court denied NexPoint’s request for recognition of its director nominees. So don’t be misled by NexPoint’s claims that its nominees can be elected at the Special Meeting. We encourage you to vote AGAINST the BSP Transaction today on TSLX’s GOLD proxy card to send a clear message to this board that it MUST pursue its fiduciary responsibility to stockholders and engage with TSLX.

We believe stockholders are overwhelmingly against TICC’s proposed transaction with BSP. It is now time for TICC’s board of directors to act in the best interest of its stockholders and make the right choice by engaging in substantive discussions with TSLX. Vote today to send a message to TICC.

HAVE YOUR VOICE HEARD! VOTE THE GOLD PROXY CARD AGAINST MANAGEMENT’S PROPOSALS TODAY!

TSLX urges stockholders to vote the GOLD proxy card AGAINST management proposals at the upcoming Special Meeting of TICC stockholders. Do not let TICC continue to mislead you. Tell TICC that you are fed up with their mismanagement, reject the value destructive transaction with BSP and urge the board to begin substantive discussions with TSLX. Visit www.changeTICCnow.com for more information about TSLX’s compelling offer.

Sincerely,

Joshua Easterly

Chairman, Board of Directors

Co-Chief Executive Officer

Michael Fishman

Co-Chief Executive Officer

If you have any questions concerning this letter or TSLX’s proposal,

please call MacKenzie Partners at one of the phone numbers listed below.

105 Madison Avenue

New York, NY 10016

TPG@mackenziepartners.com

(212) 929-5500 (call collect)

or

TOLL-FREE (800) 322-2885

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX”, or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,”

“potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”). Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions. In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K. Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX has filed with the SEC and mailed to TICC stockholders a definitive proxy statement and accompanying GOLD proxy card to be used to solicit votes at a special meeting of stockholders of TICC scheduled to be held on October 27, 2015 against (a) approval of the new advisory agreement between TICC and TICC Management, LLC (the “Adviser”), to take effect upon a change of control of the Adviser in connection with the entrance of the Adviser into a purchase agreement with an affiliate of Benefit Street Partners L.L.C. (“BSP”), pursuant to which BSP will acquire control of the Adviser, (b) the election of six directors nominated by TICC’s board of directors, and (c) the proposal to adjourn the meeting if necessary or appropriate to solicit additional votes.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS ARE AND WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND AT TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participant in the solicitation is TSLX and certain of its directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 10, 2015, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

1 Company Reports and Equity Research: TICC Capital Corp., Wells Fargo Securities, LLC, October 7, 2015

2 BDC Composite comprised of ACAS, AINV, ARCC, FSC, GBDC, HTGC, MAIN, MCC, NMFC, PNNT, PSEC, SLRC, TCAP, TCRD and BKCC.

Contacts

Investors

TPG Specialty Lending

Robert Ollwerther, 212-430-4119

bollwerther@tpg.com

or

TPG Specialty Lending

Lucy Lu, 212-601-4753

llu@tpg.com

or

MacKenzie Partners, Inc.

Charlie Koons, 212-929-5708

ckoons@mackenziepartners.com

or

Media TPG Specialty Lending

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Abernathy MacGregor

Tom Johnson or Pat Tucker

212-371-5999

tbj@abmac.com /pct@abmac.com